Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-207342 and 333-208600) of Allegiance Bancshares, Inc. of our report dated March 19, 2014, with respect to the consolidated financial statements of Allegiance Bancshares, Inc., appearing in this Annual Report on Form 10-K of Allegiance Bancshares, Inc. for the year ended December 31, 2013.

/s/ Seidel Schroeder

Brenham, Texas

March 22, 2016